Exhibit 10.7

EXECUTION COPY

AMENDMENT TO
ESCROW AGREEMENT

This AMENDMENT TO ESCROW AGREEMENT (this “Amendment”) is made as of June 26, 2013, by and among The Karlsson Group, Inc., an Arizona corporation (“Lender”), Prospect Global Resources, Inc., a Nevada corporation (“Obligor”), and JPMorgan Chase Bank, N.A., a national banking association, as escrow agent (together with any successor in such capacity, the “Escrow Agent”), with respect to the following facts:

RECITALS

WHEREAS, Lender, Obligor and Escrow Agent entered into that certain Escrow Agreement dated as of April 15, 2013 (the “Original Agreement”);

WHEREAS, Lender, Obligor, and the other parties thereto entered into that certain Second Extension Agreement dated as of the date hereof (the “Second Extension”); and

WHEREAS, it is a condition to the effectiveness of the Second Extension that the parties hereto amend the Original Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENT

1.              Amendments.

a.              Amendment to Section 3(a). The first sentence of Section 3(a) is hereby deleted and replaced with the following:  “Escrow Agent shall hold as the Escrow Amount Escrow Deposits of up to Fourteen Million Sixty-Three Thousand Dollars ($14,063,000), which will be deposited with the Escrow Agent from time to time and in the amounts and on the dates set forth in Schedule I attached hereto. The parties acknowledge that as of June 26, 2013, Obligor has deposited Two Million Sixty-Three Thousand Dollars ($2,063,000).”

b.              Amendment to Section 3(b).  Section 3(b) of the Original Agreement is hereby amended and restated in its entirety to read as follows:  “(b) Receipt, investment and reinvestment of the Escrow Amount and any disbursements from the Escrow Account shall be confirmed by the Escrow Agent as soon as practicable by account statement sent (including electronically) to the Parties, or online statements, if available from Escrow Agent, and the Escrow Agent shall be notified by the Parties, as soon as reasonably practicable, after becoming aware of any discrepancies in any such account statement.”

c.               Amendment to Schedule 1.  Schedule 1 of the Original Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

d.              Amendment to Schedule 2.  Schedule 2 of the Original Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

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2.              Miscellaneous.

a.              Conversion to Cash Account. The parties hereto agree that the escrow account under the Original Agreement, as amended by this Amendment, shall be converted from an MMDA account to a Cash Compensation Account, which has no maximums on the number of distributions that can be made each month.

b.              No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Original Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Original Agreement.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Original Agreement, the provisions of this Amendment shall govern.

c.               Relation to Original Agreement.  This Amendment constitutes an integral part of the Original Agreement.  Upon the effectiveness of this Amendment, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Original Agreement, shall mean and be a reference to the Original Agreement as amended hereby.

d.              Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

e.               Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

f.                Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its principles of conflicts of law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

LENDER:

THE KARLSSON GROUP, INC.

By:	/s/ Anders Karlsson
Name: Anders Karlsson
Title: President

OBLIGOR:

PROSPECT GLOBAL RESOURCES, INC.

By:	/s/ Damon Barber
Name: Damon Barber
Title: President, CEO and Secretary

ESCROW AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sonny Liu
Name: Sonny Liu
Title: Vice President

[Signature Page –Amendment to Escrow Agreement]

Exhibit A

Schedule 1

Amount	Escrow Deposit Date
$2,000,000	Within two (2) Business Days of the Amendment Date

50% of the proceeds from any Qualified Financing net of any third party payments in satisfaction of transaction expenses or fees/commissions with such Qualified Financing, not to exceed the Funding Expense Cap (as such terms “Qualified Financing” and “Funding Expense Cap” are defined in that certain Senior First Priority Secured Promissory Note dated August 1, 2012 issued by Prospect Global Resources, Inc., a Delaware corporation, in favor of Lender, as amended by that certain Amendment to Senior First Priority Secured Promissory Note dated as of April 15, 2013, and that certain Second Amendment to Senior First Priority Secured Promissory Note dated as of June 24, 2013). For the avoidance of doubt, Obligor shall only be obligated to deposit up to $12,000,000 on or after June 26, 2013 (i.e. in addition to amounts already deposited prior to June 26, 2013) with the Escrow Agent in accordance with Section 3 of this Agreement.

Within one (1) Business Day of such Qualified Financing

Exhibit B

Schedule 2

Approved Schedule

Category	Amount	Approved Vendors/Payees

Vendors and Consultants for: Drilling; 43-101 Resource Report; Metallurgical and Rock Mechanic testwork; a pre-feasibility study; 2013 and 2014 ASLD Permits; and Definitive Feasibility Study (as defined in the Second Amendment to the Senior First Secured First Priority Secured Promissory Note)

$12,563,000, estimated breakdown as follows:

•                  $2,850,000 for expenses related to Drilling

•                  $30,000 for expenses related to 43-101 Resource Report

•                  $1,000,000 for expenses related to metallurgical and rock mechanic test work

•                  $8,120,000 for expenses related to completion of pre-feasibility and Definitive Feasibility Study

•                  $563,000 for expenses related to 2013 and 2014 ASLD permits

The parties acknowledge and agree that the above breakdown is only an estimate and funds from any one category may be used in any other category.

(i)TetraTech, (ii) North Rim, (iii) JT Boyd, (iv) Novopro, (iv) drilling contractors, (v) assaying labs, (vi) rock mechanic testwork labs, (vii) metallurgical testwork labs, (viii) vendors and contractors performing direct ancillary, complementary or supplemental support work for any of the activities required to complete a pre-feasibility study and a Definitive Feasibility Study, (ix) any other consulting, engineering, or other firms performing comparable, supplementary or complementary work with similar reputations and experience, as determined by Obligor in its reasonable discretion, and (x) Arizona State Land Department (“ASLD”).

Lease Payments for Mineral Leases.	$500,000

The Hortenstine Group (as defined in that certain Mineral Lease dated as of July 27, 20111 by and between PAP & POP Family Ltd., a Texas limited partnership, and 3MKJ, a Texas limited partnership (collectively the “Hortenstine Group” or “Lessor”), and

Category	Amount	Approved Vendors/Payees
		American West Potash, LLC, a Delaware limited liability company
Lease Payments for Mineral Leases	$500,000

AIG (as defined in that certain Potash Sharing Agreement (the “Agreement”) dated as of July 27, 2011 between American West Potash LLC, a Delaware limited liability company, and the following parties: (i) the SL Group, (ii) American General Life Insurance Company, a Texas corporation (“AIG”), and (iii) Pap and Pop Family Ltd., a Texas limited partnership, and 3MKJ LP, a Texas limited partnership

Lease Payments for Mineral Leases	$500,000

Spurlock Lucking Group (as defined in that certain Mineral Lease dated as of July 27, 2011 by and between James Marlin Gale, a married man, David Glen Spurlock, a married man as his sole and separate property, Ransom Theodore Spurlock Jr., a married man, Robert H. W.W. Spurlock, a married man, Vincent Pride Spurlock, a married man and Nancy Elizabeth Winn, a married woman and Evelyn Lucking, a married woman, (collectively the “Spurlock Lucking Group” or “Lessor”), and American West Potash, LLC, a Delaware limited liability Company)